Exhibit 2.1

AMENDMENT NO. 2 TO BUSINESS COMBINATION AGREEMENT

This Amendment No. 2, dated as of August 11, 2021 (this “Amendment No. 2”), to the Business Combination Agreement, dated as of January 31, 2021, as amended on July 17, 2021 (the “Business Combination Agreement”), by and among Kismet Acquisition One Corp., a British Virgin Islands business company (“Purchaser”), Kismet Sponsor Limited, a British Virgin Islands business company (“Sponsor”), solely in its capacity as the Purchaser Representative, Nexters Inc., a British Virgin Islands business company (“Pubco”), Nexters Global Ltd., a private limited liability company domiciled in Cyprus (the “Company”), Fantina Holdings Limited, a private limited liability company domiciled in Cyprus, solely in its capacity as the Company Shareholders Representative, and the shareholders of the Company set forth on the signature pages of the Business Combination Agreement, is made and entered into by and among Purchaser, Pubco, the Company, the Purchaser Representative and the Company Shareholders Representative (for and behalf of the Company Shareholders) (collectively, the “Relevant Parties”). Capitalized terms used but not defined in this Amendment No. 2 shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, pursuant to Section 13.8 of the Business Combination Agreement, the Relevant Parties desire to amend the Business Combination Agreement, as set forth in this Amendment No. 2.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Relevant Parties hereby agree as follows:

1.1 Section 2.2(b) of the Business Combination Agreement. Section 2.2(b) of the Business Combination Agreement is hereby deleted in its entirety and replaced by the following:

(b) Prior to the Share Acquisition Closing, the Company Shareholders shall provide written instructions to Pubco and its Transfer Agent to issue and deliver the Exchange Shares in accordance with the percentage set forth opposite the name of each such Company Shareholder in Part A of Annex I; provided, that the number of Exchange Shares allocated to each Company Shareholder shall be reduced by such Company Shareholder’s Relevant Portion of the Deferred Exchange Shares.

1.2 Section 2.4 of the Business Combination Agreement. Section 2.4 of the Business Combination Agreement is hereby deleted in its entirety and replaced by the following:

(a) The Company Shareholders shall be entitled to receive the Deferred Exchange Shares in accordance with, and subject to, the following provisions:

(i) Ten Million (10,000,000) Pubco Ordinary Shares (the “Milestone 1 Deferred Exchange Shares”) if, at any time during the Deferred Exchange Shares Period, the VWAP of the Pubco Ordinary Shares equals or exceeds $13.50 in any twenty (20) trading days within a thirty (30) trading day period on any securities exchange or securities market on which the Pubco Ordinary Shares are then traded; and

(ii) an additional Ten Million (10,000,000) Pubco Ordinary Shares (the “Milestone 2 Deferred Exchange Shares” and, together with the Milestone 1 Deferred Exchange Shares, the “Deferred Exchange Shares”) if, at any time during the Deferred Exchange Shares Period, the VWAP of the Pubco Ordinary Shares equals or exceeds $17.00 in any twenty (20) trading days within a thirty (30) trading day period on any securities exchange or securities market on which the Pubco Ordinary Shares are then traded.

(b) Each Company Shareholder shall be entitled to its Relevant Portion of any Deferred Exchange Shares. The Deferred Exchange Shares shall be issued by Pubco within twenty (20) Business Days after the satisfaction of the requirements as set forth in Section 2.4(a).

(c) All shares and per share amounts in this Section 2.4 shall be appropriately adjusted to reflect splits, subdivisions, share dividends and similar events subsequent to the Closing Date.

(d) The Deferred Exchange Shares issued and delivered to the Company Shareholders, if any, shall be subject to the same restrictions that apply to the Exchange Shares under the Lock-Up Agreements for a period of twelve (12) months expiring on the first anniversary of the date of issue and delivery to the Company Shareholders of such Deferred Exchange Shares.

1.3 Section 14.1 of the Business Combination Agreement.

(a) The definition of ‘Relevant Company Shareholders’ in Section 14.1 of the Business Combination Agreement is hereby deleted in its entirety.

(b) The definition of ‘Relevant Portion’ in Section 14.1 of the Business Combination Agreement is hereby deleted in its entirety and replaced by the following definition:

“Relevant Portion” means, with respect to each Company Shareholder, the percentage set forth opposite such Company Shareholder’s name on Part A of Annex I, which reflects such Company Shareholder’s pro rata share of the Deferred Exchange Shares.

1.4 Annex I of the Business Combination Agreement. Part B of Annex I of the Business Combination Agreement is hereby deleted in its entirety.

2.	Effective Date. The Relevant Parties hereby acknowledge and agree that this Amendment No. 2 shall be effective as of the date hereof.

3.	Other Provisions. The provisions of Article XIII (Miscellaneous) of the Business Combination Agreement shall apply mutatis mutandis to this Amendment No. 2 and are deemed to be incorporated herein by reference.

4.	Effect of Amendment No. 2.

4.1 No Other Amendments. Except as expressly amended by this Amendment No. 2, the Business Combination Agreement is unmodified and will remain in full force and effect.

4.2 References. On and after the date hereof, each reference in the Business Combination Agreement to “this Agreement,” “hereof,” “herein,” “hereby,” “hereunder,” “hereto” and derivative or similar words referring to the Business Combination Agreement, and each reference in any other document relating to the “Business Combination Agreement,” the “Agreement,” “thereunder,” “thereof,” or words of like import referring to the Business Combination Agreement, means and references the Business Combination Agreement as amended by this Amendment No. 2.

5.	Entire Agreement. The Business Combination Agreement, as amended by this Amendment No. 2, and the documents or instruments referred to therein, including any exhibits, annexes and schedules attached thereto, which exhibits, annexes and schedules are incorporated therein by reference, together with the Ancillary Documents and the LOI, embody the entire agreement and understanding of the Parties in respect of the subject matter contained therein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in the Business Combination Agreement, as amended by this Amendment No. 2, or the documents or instruments referred to therein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained therein.

6.	Counterparts. This Amendment No. 2 may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to be signed and delivered by its respective duly authorized officer as of the date first written above.

Purchaser:

KISMET ACQUISITION ONE CORP.

By:	/s/ Ivan Tavrin
Name:	Ivan Tavrin
Title:	Chief Executive Office

[Signature Page to Amendment No. 2 to Business Combination Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to be signed and delivered by its respective duly authorized officer as of the date first written above.

Pubco:

NEXTERS INC.

By:	/s/ Andrey Fadeev
Name:	Andrey Fadeev
Title:	Sole Director

[Signature Page to Amendment No. 2 to Business Combination Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to be signed and delivered by its respective duly authorized officer as of the date first written above.

Company:

NEXTERS GLOBAL LTD.

By:	/s/ Andrey Fadeev
Name:	Andrey Fadeev
Title:	Sole Director

[Signature Page to Amendment No. 2 to Business Combination Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to be signed and delivered by its respective duly authorized officer as of the date first written above.

solely in its capacity as the Purchaser Representative:

KISMET SPONSOR LIMITED

By:	/s/ Natalia Markelova
Name:	Natalia Markelova
Title:	Director

[Signature Page to Amendment No. 2 to Business Combination Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to be signed and delivered by its respective duly authorized officer as of the date first written above.

solely in its capacity as the Company Shareholders Representative:

FANTINA HOLDINGS LIMITED

By:	/s/ Constantinos Meivatzis
Name:	Constantinos Meivatzis
Title:	Director

[Signature Page to Amendment No. 2 to Business Combination Agreement]